Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-213927, 333-193212, 333-188431) and Form S-3 (No. 333-218209) of IQVIA Holdings Inc. (formerly Quintiles IMS Holdings, Inc.) of our report dated February 16, 2018 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina

February 16, 2018